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                                                                     EXHIBIT 4.1


                    AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT

         THIS AMENDMENT (this "AMENDMENT") is entered into as of July 15, 2003, by and between, eXegenics Inc., a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement dated as of June 9, 2003 ( the "RIGHTS AGREEMENT").

         B. The Company, AVI BioPharma Inc., an Oregon corporation ("PARENT") and eXegenics Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"), intend to enter into an Agreement and Plan of Merger (the "ACQUISITION AGREEMENT") pursuant to which, among other things, (i) Acquisition Sub will commence an exchange offer in accordance with the Securities Exchange Act of 1934, as amended, for all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (including the Rights attached thereto) and all of the outstanding shares of Preferred Stock, par value $0.01 per share of the Company (the "OFFER"), and (ii) if Acquisition Sub acquires shares of the Company's capital stock in the Offer, Acquisition Sub will merge with and into the Company (the "MERGER"), and the Company will survive the Merger as a wholly owned subsidiary of Parent;

         C. On July 15, 2003, the Board of Directors of the Company determined it is in the best interest of the Company's stockholders to amend the Rights Agreement to render the Rights inapplicable to the Offer, the Merger and any of the other transactions contemplated by the Acquisition Agreement, including, without limitation, the execution and delivery of, and the consummation of the transactions contemplated by, the Stockholder Agreements to be executed concurrently with the execution of the Acquisition Agreement by certain stockholders of the Company for the benefit of Parent and Acquisition Sub (the "STOCKHOLDER AGREEMENTS") and (ii) certain other transactions involving Parent, Acquisition Sub or another wholly-owned subsidiary of Parent; and

         D. The Company desires to amend the Rights Agreement in accordance with
Section 27 of the Rights Agreement.

                  Accordingly, the parties agree that:

         1. AMENDMENT TO DEFINITION OF "ACQUIRING PERSON" SET FORTH IN SECTION 1(a). The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1(a):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, no Person will become an Acquiring Person solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Agreement and Plan of Merger, dated as of July 16, 2003 (the "Acquisition Agreement"), among the Company, AVI BioPharma, Inc., an Oregon corporation ("Parent") and eXegenics Acquisition, Inc., a Delaware corporation ("Acquisition Sub"), or the execution, delivery, amendment, supplement or performance of any of the stockholder agreements dated July 16, 2003 among certain stockholders of the Company and Parent (the "Stockholder Agreements"), (ii) the commencement by Parent, Acquisition Sub or any other Subsidiary of Parent of the Offer (as defined in the Acquisition Agreement), (iii) the acquisition of any shares of capital stock of the Company by Parent, Acquisition Sub or any other Subsidiary of Parent pursuant to the Offer or the exercise by either Parent or Acquisition Sub of the Common Top-Up Option


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(as defined in the Acquisition Agreement) or the Preferred Top-Up Option (as
defined in the Acquisition Agreement), (iv) the consummation of the Merger (as defined in the Acquisition Agreement), or (v) the consummation of any of the other transactions contemplated by the Acquisition Agreement or any of the Stockholder Agreements; provided that any Person who (X) would be an Acquiring Person but for this sentence and (Y) prior to the Acceptance Date, as that term is defined in the Acquisition Agreement, becomes the Beneficial Owner of any shares of Common Stock other than as contemplated by the Acquisition Agreement or any of the Stockholders Agreements, shall be deemed an Acquiring Person."

         2. AMENDMENT TO DEFINITION OF "STOCK ACQUISITION DATE" SET FORTH IN
SECTION 1(jj). The definition of "Stock Acquisition Date" set forth in Section 1(jj) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1(jj):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements, (ii) the commencement by Parent, Acquisition Sub or any other Subsidiary of Parent of the Offer, (iii) the acquisition of any shares of capital stock of the Company by Parent, Acquisition Sub or any other Subsidiary of Parent pursuant to the Offer or the exercise by either Parent or Acquisition Sub of the Common Top-Up Option or the Preferred Top-Up Option, (iv) the consummation of the Merger, (v) the consummation of any of the other transactions contemplated by the Acquisition Agreement or any of the Stockholder Agreements, or (vi) the public announcement of the execution, delivery, amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements."

         3. AMENDMENT TO DEFINITION OF "TRIGGERING EVENT" SET FORTH IN SECTION 1(nn). The definition of "Triggering Event" set forth in Section 1(nn) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1(nn):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Triggering Event shall not be deemed to have occurred solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements, (ii) the commencement by Parent, Acquisition Sub or any other Subsidiary of Parent of the Offer, (iii) the acquisition of any shares of capital stock of the Company by Parent, Acquisition Sub or any other Subsidiary of Parent pursuant to the Offer or the exercise by either Parent or Acquisition Sub of the Common Top-Up Option or the Preferred Top-Up Option, (iv) the consummation of the Merger, (v) the consummation of any of the other transactions contemplated by the Acquisition Agreement or any of the Stockholder Agreements, or (iv) the public announcement of the execution, delivery, amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements."

         4. AMENDMENT TO DEFINITION OF "FINAL EXPIRATION DATE" SET FORTH IN
SECTION 1(r). The definition of "Final Expiration Date" set forth in Section 1(r) of the Rights Agreement is hereby deleted in its entirety and replaced by the following new Section 1(r):

         ""Final Expiration Date" shall mean the earlier of (i) the moment in time immediately prior to the Effective Time (as defined in the Acquisition Agreement) or (ii) the close of business on June 9, 2013."

         5. AMENDMENT TO SECTION 3(a) "ISSUE OF RIGHTS CERTIFICATES". Section 3(a) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 3(a):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Distribution Date shall not be deemed to have occurred solely by reason of (i) the execution, delivery,


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amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements, (ii) the commencement by Parent, Acquisition Sub or any other Subsidiary of Parent of the Offer, (iii) the acquisition of any shares of capital stock of the Company by Parent, Acquisition Sub or any other Subsidiary of Parent pursuant to the Offer or the exercise by either Parent or Acquisition Sub of the Common Top-Up Option or the Preferred Top-Up Option, (iv) the consummation of the Merger, (v) the consummation of any of the other transactions contemplated by the Acquisition Agreement or any of the Stockholder Agreements, or (iv) the public announcement of the execution, delivery, amendment, supplement or performance of the Acquisition Agreement or the execution, delivery, amendment, supplement or performance of any of the Stockholder Agreements."

         6. MISCELLANEOUS. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                          (signature on following page)



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Stockholder Rights Agreement to be duly executed and attested, all as of the day and year first above written.


ATTEST:                                EXEGENICS INC.

By:                                    By:
         --------------------------             --------------------------------
         Name:                                  Name:
         Title:                                 Title




ATTEST:                                AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY


By:                                    By:
         --------------------------             --------------------------------
         Name:                                  Name:
         Title:                                 Title: